Exhibit 99.1

For Further Information:
Investors:	H. Gene Shiels 281-504-4886
Media:	Richard A. Ott 281-504-4720

Kraton Polymers LLC and Kraton Polymers Capital Corporation

Commence Registered Exchange Offer for their 6.75% Senior Notes Due 2019

HOUSTON, TX (May 11, 2011) – Kraton Polymers LLC and Kraton Polymers Capital Corporation (together, the “Company”), two subsidiaries of Kraton Performance Polymers, Inc. (NYSE: KRA), a leading global producer of styrenic block copolymers, today announced the commencement of an exchange offer for all of their outstanding 6.75% Senior Notes due 2019 (the “Initial Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of their 6.75% Senior Notes due 2019, which have been registered under the Act (the “New Notes”). The exchange offer will commence on May 11, 2011 and expire at 5:00 p.m., New York City time, on June 9, 2011.

The New Notes are substantially identical to the Initial Notes, except that the New Notes have been registered under the Act, and will not bear any legend restricting their transfer.

The Company will accept for exchange any Initial Notes validly tendered and not withdrawn prior to the expiration of the exchange offer at 5:00 p.m. (EDT) on Thursday, June 9, 2011, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated May 11, 2011. A written prospectus providing the terms of the exchange offer may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offer. Wells Fargo Bank, National Association can be contacted at:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

Telephone: (817) 334-7065

Facsimile: (817) 885-8650

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated May 11, 2011 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

ABOUT KRATON

Kraton Performance Polymers, Inc. (NYSE: KRA), through its operating subsidiary Kraton Polymers LLC and its subsidiaries, is a leading global producer of engineered polymers and one of the world’s largest producers of styrenic block copolymers (“SBCs”), a family of products whose chemistry was pioneered by us almost fifty years ago. SBCs are highly-engineered thermoplastic elastomers, which enhance the performance of numerous products by delivering a variety of attributes, including greater flexibility, resilience, strength, durability and processability. Our polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. We currently offer approximately 800 products to more than 700 customers in over 60 countries worldwide, and are the only SBC producer with manufacturing and service capabilities on four continents. We manufacture products at five plants globally, including our flagship plant in Belpre, Ohio, as well as plants in Germany, France and Brazil, and a joint venture plant operated in Japan.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

Forward Looking Statements

This press release includes “forward-looking statements,” which are statements other than statements of historical fact and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in “Part I. Item 1A. Risk Factors” contained in our Annual Report on 10-K, as filed with the Securities and Exchange Commission and as subsequently updated in our Quarterly Reports on Form 10-Q. We hereby make reference to all such filings for all purposes. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

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